Exhibit 99.1

BioLife Solutions Reports Second Quarter 2022 Financial Results and Updates Full Year 2022 Revenue Guidance

Record revenue of $40.5 million increased 30% over Q2 2021, with organic revenue growth of 44% and biopreservation media revenue growth of 46%

Updating 2022 revenue guidance to $160 million to $166 million, reflecting year-over-year growth of 34% to 39% and higher organic growth expectations of 37% to 43%

Sequential improvement in adjusted gross margin; on track for continued improvement in 2022

Positive adjusted EBITDA in Q2 2022 of $1.5 million

BOTHELL, Wash. (August 9, 2022) – BioLife Solutions, Inc. (Nasdaq: BLFS) (“BioLife” or the “Company”), a leading developer and supplier of class-defining bioproduction products and services for the cell and gene therapies (“CGT”) and the broader biopharma markets, today announced financial results for the three and six months ended June 30, 2022.

Mike Rice, Chairman and CEO, commented, “Our team delivered another quarter of very strong business performance, with substantial revenue growth, and, importantly, sequential gross margin and adjusted EBITDA improvements as we continued to address operational issues with our ultra-low temperature (“ULT”) freezer product line.”

“Our high margin biopreservation media line continues to deliver exceptional growth, with the second quarter being another quarter of 40%+ year over year growth. As we move past ULT freezer issues, we are now recognizing a non-cash impairment charge against these assets. This adjustment does not limit our view of the unique differentiation of the technology that will be a catalyst for growth with innovative ULT freezer product launches in 2023.”

Troy Wichterman, CFO, added, “The second quarter of 2022 was noteworthy for continued strong growth performance alongside significant fundamental improvements and operational progress in our ULT freezer business. Demand for our portfolio is strong, as evidenced by record revenue, strong organic growth, improved gross margin and positive $1.5mm in adjusted EBITDA this quarter, compared to negative $814,000 for the first quarter of 2022. As such, we are tightening our full year 2022 full year revenue guidance.”

Operational Highlights

●

For the second quarter of 2022, we gained 202 new direct customers sites including 17 now using biopreservation media, 10 using ThawSTAR® systems, 11 now using evo® cold chain management services, 10 now using CBS cryogenic freezers and accessories, 110 new sites now using Stirling ULT freezers and accessories, 30 now using SciSafe® biologic storage services and 14 now using Sexton cell processing products.

●

For the second quarter of 2022, we processed 23 new U.S. FDA Drug Master File cross-reference requests, indicating the planned use of CryoStor® or HypoThermosol® in pending cell and gene therapy clinical trials. To date, our biopreservation media products have been used or are planned to be used in more than 550 customer clinical applications, including 10 approved cell and gene therapies, and in at least 10 additional therapies for which regulatory filings are expected to be submitted in 2022 and 2023. We estimate potential annual biopreservation media revenue per approved commercial application to range from $500,000 to $2 million.

●

Use of evo cold chain by CGT end customers continued to increase in Q2 2022, with courier partner shipment volume up nearly 100% over Q2 2021. Our evo cold chain platform is currently used to store and transport two approved CAR T-cell therapies and we anticipate two additional global pharma companies will commence use of evo this year for the storage and shipment of an additional four approved CAR T-cell therapies. By mid-2023, we expect the evo platform will be used for all six currently approved CAR T-cell therapies. This adoption validates our belief that the evo platform will increasingly be selected as a class-defining temperature-controlled shipping container and related cloud app by the leading CGT companies.

●

Biological storage services revenue increased significantly in Q2 2022 as we onboarded 30 new customers. We expect to commence construction and validation of a nearly 60,000 square foot US-based Center of Excellence Biorepository by the end of 2022 to meet anticipated demand for our high growth, highly profitable biologic storage services.

●	ULT freezer quality continued to improve in Q2 2022 and product lead times were reduced from twelve weeks to less than two weeks despite continued supply chain disruptions.

Second Quarter and First Half 2022 Financial Results

BioLife Solutions is presenting various financial metrics under U.S. Generally Accepted Accounting Principles (GAAP) and as adjusted (non-GAAP). A reconciliation of GAAP to non-GAAP metrics appears at the end of this news release.

REVENUE

●

Total revenue for the second quarter of 2022 was $40.5 million, an increase of 30% from $31.2 million for the second quarter of 2021, with organic revenue growth of 44%. COVID-19 related revenue accounted for approximately 9% of total revenue.

o	Cell processing platform revenue was $15.4 million, up $5.7 million, or 58%, over the same period in 2021. Biopreservation media growth was 46% and organic growth was 46%.

o	Freezers and Thaw Systems platform revenue was $18.7 million, up $1.1 million, or 6%, over the same period in 2021. Organic revenue was up 23%. COVID-19 related revenue is estimated at 4%.

o	Storage and Storage Services platform revenue was $6.5 million, up $2.6 million, or 65%, over the same period in 2021. Organic growth was 65%. COVID-19 related revenue is estimated at 45%.

●

Total revenue for the six months ended June 30, 2022 was $76.8 million, an increase of 60% from $48.1 million for 2021, with organic revenue increase of 45%. COVID-19 related revenue accounted for approximately 9% of total revenue.

o	Cell processing platform revenue was $30.3 million, up $11.6 million, or 62%, over 2021. Organic growth was 49%.

o

Freezers and Thaw Systems platform revenue was $34.0 million, up $11.6 million, or 52%, over 2021. COVID-19 related revenue accounted for approximately 4% of the freezer and thaw systems platform revenue. Organic growth was 9%.

o

Storage and Storage Services platform revenue was $12.5 million, up $5.5 million, or 78%, total and organic growth over the same period in 2021. COVID-19 related revenue accounted for approximately 48% of the storage and storage services platform revenue.

GROSS MARGIN

●

Gross margin (GAAP) for the second quarter of 2022 was 33% compared with 39% for the second quarter of 2021. Adjusted gross margin (non-GAAP) for the second quarter of 2022 was 36% compared with 43% for the second quarter of 2021 and 33% in the first quarter of 2022.

●

Gross margin (GAAP) for the six months ended June 30, 2022 was 31% compared with 43% for the six months ended 2021. Adjusted gross margin (non-GAAP) for the six months ended June 30, 2022 was 34% compared with 47% for the six months ended 2021.

●

The decline in gross margin in both periods was primarily due to a shift in product mix after the acquisition of Global Cooling, Inc. (Stirling Ultracold), which has lower gross margin than the remainder of BioLife’s portfolio. The sequential quarter improvement in GAAP and non-GAAP gross margin was primarily due to improvement on our ULT platform as well as favorable product mix.

OPERATING EXPENSE

●

Operating expense (GAAP) for the second quarter of 2022 was $116.8 million compared with $35.8 million for the second quarter of 2021. Adjusted operating expense (non-GAAP) for the second quarter of 2022 was $20.0 million compared with $13.3 million for the second quarter 2021.

●

Operating expense (GAAP) for the six months ended June 30, 2022 was $160.6 million compared with $53.6 million for the six months ended June 30, 2021. Adjusted operating expense (non-GAAP) for the six months ended June 30, 2022 was $39.8 million compared with $22.2 million for 2021.

●

The increase in GAAP operating expense was primarily due to a non-cash impairment charge of $69.9 million related to the acquired intangible assets of Global Cooling, Inc. (Stirling Ultracold). Adjusted operating expenses (non-GAAP) increased due to the full period of ownership from the acquisition of Global Cooling, Inc. on May 3, 2021, and the acquisition of Sexton Biotechnologies, Inc. on September 1, 2021. In addition, operating expenses increased due to increased accounting costs related to becoming a Large Accelerated Filer and additional headcount to support our growth.

OPERATING INCOME/(LOSS)

●

Operating loss (GAAP) for the second quarter of 2022 was $76.3 million compared with operating loss of $4.6 million for the second quarter of 2021. Adjusted operating loss (non-GAAP) for the second quarter of 2022 was $5.4 million compared with adjusted operating income of $65,000 for the second quarter of 2021.

●

Operating loss (GAAP) for the six months ended June 30, 2022 was $83.9 million compared with operating loss of $5.5 million for the six months ended June 30, 2021. Adjusted operating loss (non-GAAP) for the six months ended June 30, 2022 was $13.4 million compared with adjusted operating income of $560,000 for the six months ended June 30, 2021.

NET INCOME/(LOSS)

●

Net loss (GAAP) for the second quarter of 2022 was $72.6 million compared with net income of $7.9 million for the second quarter of 2021. Adjusted net loss (non-GAAP) for the second quarter of 2022 was $5.5 million compared with adjusted net loss of $56,000 for the second quarter of 2021.

●

Net loss (GAAP) for the six months ended June 30, 2022 was $79.6 million compared with net income of $6.8 million for the six months ended June 30, 2021. Adjusted net loss (non-GAAP) for the six months ended June 30, 2022 was $13.5 million compared with adjusted net income of $422,000 for the six months ended June 30, 2021.

EARNINGS/(LOSS) PER SHARE

●

Loss per share (GAAP) for the second quarter of 2022 was $1.71 compared with earnings per diluted share of $0.19 for the second quarter of 2021. The non-cash intangible impairment charge accounted for a $1.65 loss per share.

●

Loss per share (GAAP) for the six months ended June 30, 2022 was $1.89 compared with earnings per diluted share of $0.17 for the six months ended June 30, 2021. The non-cash intangible impairment charge accounted for a $1.65 loss per share.

ADJUSTED EBITDA

●	Adjusted EBITDA, a non-GAAP measure, for the second quarter of 2022 was $1.5 million compared with $3.7 million for the second quarter of 2021.

●	Adjusted EBITDA, a non-GAAP measure, for the six months ended June 30, 2022 was $679,000 compared with $6.5 million for the six months ended June 30, 2021.

CASH, CASH EQUIVALENTS AND MARKETABLE SECURITIES

●

Cash, cash equivalents, and marketable securities as of June 30, 2022 were $46.6 million compared to $59.5 million as of March 31, 2022. The use of cash in the second quarter was primarily related to changes in working capital of $12.4 million, which includes a $7.0 million increase in accounts receivable and a $3.1 million increase in inventories. In addition, capital expenditures were $2.0 million in the second quarter of 2022, primarily related to build outs of our biorepository facilities.

2022 Revenue Guidance

Management is updating 2022 revenue guidance, which is based on expectations for our existing business.

Total revenue for 2022 is expected to range from $160 million to $166 million, reflecting year-over-year growth of 34% to 39% and organic growth of 37% to 43%. COVID-19 related revenue is expected to account for approximately 8% of total revenue.

Total revenue expectations for 2022 include the following platform contributions:

●	Cell Processing platform: $67.0 million to $69.5 million, an increase of 49% to 55% over 2021 and organic growth of 42% to 47%. This includes biopreservation media and Sexton products.

●

Freezers and Thaw Systems platform: $70.0 million to $71.5 million, an increase of 24% to 26% over 2021 and organic growth of 31% to 34%. COVID-19 related revenue is expected to account for less than 5% of the freezer and thaw systems platform revenue in 2022. This includes ThawStar thawing devices, cryogenic liquid nitrogen freezers and ULT Stirling freezers.

●

Storage and Storage Services platform: $23.0 million to $25.0 million, a total and organic increase of 31% to 42% over 2021. COVID-19 related revenue is expected to account for approximately 41% to 45% of the storage and storage services platform revenue. COVID-19 related storage revenue is primarily generated from contracts, including contracts that extend beyond 2022.

Although the Company does not provide guidance below the revenue line, we expect positive 2022 full year adjusted EBITDA.

Conference Call & Webcast

Management will discuss the Company's financial results and provide a general business update on a conference call and live webcast today at 4:30 p.m. ET (1:30 p.m. PT).

To access the webcast, log onto the Investor Relations page of the BioLife Solutions website at https://www.biolifesolutions.com/earnings. In addition, the conference call will be accessible by dialing toll-free (800) 715-9871 for domestic callers and (646) 307-1963 for international callers. The conference ID number is 2389359. A webcast replay will be available approximately two hours after the call and will be archived on https://www.biolifesolutions.com/ for 90 days.

About BioLife Solutions

BioLife Solutions is a leading supplier of class-defining bioproduction tools and services for the cell and gene therapy and broader biopharma markets. Our tools portfolio includes our proprietary CryoStor® and HypoThermosol® biopreservation media for shipping and storage, the ThawSTAR® family of automated, water-free thawing products, evo® cold chain management system,  high capacity cryogenic storage freezers, Stirling Ultracold mechanical freezers, SciSafe biologic storage services, and Sexton Biotechnologies cell processing tools. For more information, please visit www.biolifesolutions.com, www.scisafe.com, www.stirlingultracold.com, or www.sextonbio.com and follow BioLife on Twitter.

Cautions Regarding Forward Looking Statements

Except for historical information contained herein, this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements concerning the expected financial performance of the Company following the completion of its 2019, 2020 and 2021 acquisitions and giving effect to the COVID-19 pandemic, the Company's ability to implement its business strategy and anticipated business and operations, in particular following its recent acquisitions and the construction and validation of a center of excellence biorepository, the expected synergies between the Company and the companies and products that it has recently acquired, the Company’s ability to realize all or any of the anticipated benefits associated with its recent acquisitions, the Company’s ability to address and resolve ULT freezer issues, the potential utility of and market for the Company's products and services, including the adoption of evo cold chain services by all six currently approved CAR T-cell therapies, and the Company’s ability to cross sell its products and services, guidance for financial results for 2022, including regarding revenue of its recently acquired products, and potential revenue growth and changes in gross margin, adjusted gross margin and adjusted EBITDA margin, and potential market expansion, including with consideration to our recent acquisitions and giving effect to the COVID-19 pandemic, the Company's anticipated future growth strategy, including the acquisition of synergistic cell and gene therapy manufacturing tools and services or technologies, regulatory approvals and/or commercial manufacturing of our customers' products, and potential customer revenue. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These statements are based on management's current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements, including among other things, unexpected costs, charges or expenses resulting from our recent acquisitions, market adoption of the Company’s products (including the Company’s recently acquired products), the ability of our recent acquisitions to be accretive on the Company’s financial results, the ability of the Company to continue to implement its business strategy, uncertainty regarding third-party market projections, market volatility, competition, litigation, the impact of the COVID-19 pandemic and supply chain issues, and those other factors described in our risk factors set forth in our filings with the Securities and Exchange Commission from time to time, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. We undertake no obligation to update the forward-looking statements contained herein or to reflect events or circumstances occurring after the date hereof, other than as may be required by applicable law.

Non-GAAP Measures of Financial Performance:

To supplement our financial statements, which are presented on the basis of U.S. generally accepted accounting principles (GAAP), the following non-GAAP measures of financial performance are included in this release: adjusted gross profit and gross margin, adjusted operating expenses, adjusted operating income/(loss), adjusted net income/(loss), earnings before interest, taxes, depreciation and amortization (EBITDA), and adjusted EBITDA. A reconciliation of GAAP to adjusted non-GAAP financial measures is included as an attachment to this press release. When analyzing the Company's operating results, investors should not consider non-GAAP measures as substitutes for the comparable financial measures prepared in accordance with GAAP.

Media & Investor Relations

At the Company Troy Wichterman
Chief Financial Officer
(425) 402-1400
twichterman@biolifesolutions.com

Investors

LHA Investor Relations

Jody Cain

(310) 691-7100

jcain@lhai.com

BIOLIFE SOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, amounts in thousands, except share and per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands, except per share and share data)	2022	2021	2022	2021

Product revenue	$34,170	$27,468	$64,558	$41,244
Service revenue	3,698	1,963	6,787	4,167
Rental revenue	2,665	1,773	5,407	2,640
Total revenue	40,533	31,204	76,752	48,051
Costs and operating expenses:
Cost of product, rental, and service revenue (exclusive of Intangible asset amortization)	26,194	18,554	50,640	26,104
Research and development	3,428	3,045	7,209	5,032
Sales and marketing	5,415	3,142	10,306	5,164
General and administrative	11,351	7,146	22,546	11,974
Intangible asset amortization	2,863	1,882	5,725	2,815
Acquisition costs	5	272	16	1,271
Change in fair value of contingent consideration	(2,361)	1,718	(5,695)	1,226
Intangible asset impairment charges	69,900	-	69,900	-
Total operating expenses	116,795	35,759	160,647	53,586
Operating loss	(76,262)	(4,555)	(83,895)	(5,535)

Other income (expense), net
Change in fair value of warrant liability	-	-	-	(121)
Interest expense, net	(9)	(121)	(173)	(137)
Other expense	(22)	-	110	(1)
Total other expense	(31)	(121)	(63)	(259)

Loss before income tax benefit	(76,293)	(4,676)	(83,958)	(5,794)
Income tax benefit	3,739	12,552	4,338	12,552
Net (loss) income	$(72,554)	$7,876	$(79,620)	$6,758

Net (loss) income attributable to common shareholders
Basic and Diluted	$(1.71)	$0.20	$(1.89)	$0.18
Diluted	$(1.71)	$0.19	$(1.89)	$0.17
Weighted average shares used to compute earnings (loss) per share attributable to common shareholders:
Basic	42,460,189	38,072,712	42,238,355	35,668,124
Diluted	42,460,189	40,390,098	42,238,355	38,275,603

BIOLIFE SOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(Unaudited, amounts in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands)	2022	2021	2022	2021

NET INCOME/(LOSS)	$(72,554)	$7,876	$(79,620)	$6,758
Other comprehensive income/(loss)	(462)	3	(618)	3
COMPREHENSIVE INCOME/(LOSS)	$(73,016)	$7,879	$(80,238)	$6,761

BIOLIFE SOLUTIONS, INC.

CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION

(Unaudited, amounts in thousands)

	June 30,	December 31,
(In thousands)	2022	2021
Cash, cash equivalents, and marketable securities	$46,575	$69,870
Working capital	84,759	85,478
Total assets	470,379	554,057

Long-term obligations	24,767	33,539
Accumulated deficit	(184,640)	(105,020)
Total shareholders' equity	$412,313	$480,137

BIOLIFE SOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS INFORMATION

(Unaudited, amounts in thousands)

	Six Months Ended
	June 30,
(In thousands)	2022	2021
Net cash used in operating activities	$(17,841)	$(5,902)
Net cash used in investing activities	(27,340)	(8,643)
Net cash (used in) provided by financing activities	(470)	385
Effects of currency translation	(190)	3
Net increase (decrease) in cash, cash equivalents and restricted stock	$(45,841)	$(14,157)

BIOLIFE SOLUTIONS, INC.

RECONCILIATION OF GAAP GROSS PROFIT TO NON-GAAP (ADJUSTED) GROSS PROFIT

(Unaudited, amounts in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands)	2022	2021	2022	2021
GAAP GROSS PROFIT	$13,246	$12,064	$23,926	$20,774
GAAP GROSS MARGIN	33%	39%	31%	43%

ADJUSTMENTS TO GROSS PROFIT:
Inventory step-up	251	733	251	765
Intangible asset amortization	1,093	586	2,186	1,173
ADJUSTED GROSS PROFIT	$14,590	$13,383	$26,363	$22,712
ADJUSTED GROSS MARGIN	36%	43%	34%	47%

BIOLIFE SOLUTIONS, INC.

RECONCILIATION OF GAAP OPERATING EXPENSES TO NON-GAAP (ADJUSTED) OPERATING EXPENSES

(Unaudited, amounts in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands)	2022	2021	2022	2021
GAAP OPERATING EXPENSES	$116,795	$35,759	$160,647	$53,586

ADJUSTMENTS TO OPERATING EXPENSES:
Cost of product, rental, and service revenue	(26,194)	(18,554)	(50,640)	(26,104)
Acquisition costs	(5)	(272)	(16)	(1,271)
Intangible asset amortization	(2,863)	(1,882)	(5,725)	(2,815)
Loss on disposal of assets	(162)	(15)	(257)	(18)
Change in fair value of contingent consideration	2,361	(1,718)	5,695	(1,226)
Intangible asset impairment charges	(69,900)	-	(69,900)	-
ADJUSTED OPERATING EXPENSES	$20,032	$13,318	$39,804	$22,152

BIOLIFE SOLUTIONS, INC.

RECONCILIATION OF GAAP OPERATING INCOME (LOSS) TO NON-GAAP (ADJUSTED) OPERATING INCOME (LOSS)

(Unaudited, amounts in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands)	2022	2021	2022	2021
GAAP OPERATING INCOME/(LOSS)	$(76,262)	$(4,555)	$(83,895)	$(5,535)

ADJUSTMENTS TO OPERATING INCOME:
Inventory step-up	251	733	251	765
Acquisition costs	5	272	16	1,271
Intangible asset amortization	2,863	1,882	5,725	2,815
Loss on disposal of assets	162	15	257	18
Change in fair value of contingent consideration	(2,361)	1,718	(5,695)	1,226
Intangible asset impairment charges	69,900	-	69,900	-
ADJUSTED OPERATING INCOME/(LOSS)	$(5,442)	$65	$(13,441)	$560

BIOLIFE SOLUTIONS, INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP (ADJUSTED) NET INCOME (LOSS)

(Unaudited, amounts in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands)	2022	2021	2022	2021
GAAP NET INCOME/(LOSS)	$(72,554)	$7,876	$(79,620)	$6,758

ADJUSTMENTS TO NET INCOME/(LOSS):
Inventory step-up	251	733	251	765
Acquisition costs	5	272	16	1,271
Intangible asset amortization	2,863	1,882	5,725	2,815
Loss on disposal of assets	162	15	257	18
Change in fair value of contingent consideration	(2,361)	1,718	(5,695)	1,226
Change in fair value of warrant liability	-	-	-	121
Income tax benefit	(3,739)	(12,552)	(4,338)	(12,552)
Intangible asset impairment charges	69,900	-	69,900	-
ADJUSTED NET INCOME/(LOSS)	$(5,473)	$(56)	$(13,504)	$422

BIOLIFE SOLUTIONS, INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP (ADJUSTED) EBITDA

(Unaudited, amounts in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands)	2022	2021	2022	2021
GAAP NET INCOME/(LOSS)	$(72,554)	$7,876	$(79,620)	$6,758

ADJUSTMENTS:
Interest expense/(income), net	9	121	172	137
Income tax benefit	(3,739)	(12,552)	(4,338)	(12,552)
Depreciation	986	1,118	2,639	1,895
Intangible asset amortization	2,863	1,882	5,725	2,815
EBITDA	$(72,435)	$(1,555)	$(75,422)	$(947)

OTHER ADJUSTMENTS:
Share-based compensation (non-cash)	5,973	2,520	11,372	4,024
Inventory step-up	251	733	251	765
Acquisition costs	5	272	16	1,271
Loss on disposal of assets	162	15	257	18
Change in fair value of contingent consideration	(2,361)	1,718	(5,695)	1,226
Change in fair value of warrant liability	-	-	-	121
Intangible asset impairment charges	69,900	-	69,900	-
ADJUSTED EBITDA	$1,495	$3,703	$679	$6,478

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